                              AMENDED AND RESTATED

                          MASTER DISTRIBUTION AGREEMENT

                                (CLASS B SHARES)

         THIS AGREEMENT made as of this 18th day of August, 2003, by and between each registered investment company described on Schedule A-1 and Schedule A-2 to this agreement (each individually referred to as the "Fund", or collectively, the "Funds"), severally, on behalf of each of its series of common stock or of beneficial interest, as the case may be, set forth on Schedule A to this agreement (each, a "Portfolio"), with respect to the Class B shares (the "Shares") of each Portfolio, and A I M DISTRIBUTORS, INC., a Delaware corporation (the "Distributor").

                              W I T N E S S E T H:

         In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

         FIRST: The Fund on behalf of each Portfolio which is a series thereof hereby appoints the Distributor as its exclusive agent for the sale of the Shares to the public directly and through investment dealers and financial institutions in the United States and throughout the world in accordance with the then current prospectus or statement of additional information (collectively, a "Prospectus") of the applicable Portfolio. If after termination of the Distributor's services to the Fund on behalf of a Portfolio pursuant to this Agreement, such Fund retains the services of another distributor, the distribution agreement with such other distributor shall contain provisions comparable to Clauses FOURTH and SEVENTH hereof and Exhibit A hereto, and without limiting the generality of the foregoing, will require such other distributor to maintain and make available to the Distributor records regarding sales, redemptions and reinvestments of Shares necessary to implement the terms of Clauses FOURTH, SEVENTH and EIGHTH hereof.

         SECOND: The Fund shall not sell any Shares except through the Distributor and under the terms and conditions set forth in paragraph FOURTH below. Notwithstanding the provisions of the foregoing sentence:

         (A) the Fund may issue Shares of a Portfolio to any other investment company or personal holding company, or to the shareholders thereof, in exchange for all or a majority of the shares or assets of any such company;

         (B) the Fund may issue Shares at their net asset value in connection with certain classes of transactions or to certain classes of investors, in accordance with Rule 22d-1 under the Investment Company Act of 1940, as amended (the "1940 Act"), provided that any such class of transaction or category of person is specified in the Prospectus; and

         (C) the Fund shall have the right to specify minimum amounts for initial and subsequent orders for the purchase of Shares of a Portfolio.

         THIRD: The Distributor hereby accepts appointment as exclusive agent for the sale of the Shares and agrees that it will use its best efforts to sell such Shares; provided, however, that:

         (A) the Distributor may, and when requested by the Fund on behalf of a Portfolio shall, suspend its efforts to effectuate sales of Shares at any time when, in the opinion of the Distributor or of the Fund, no sales should be made because of market or other economic considerations or abnormal circumstances of any kind;

         (B) the Fund may withdraw the offering of the Shares of a Portfolio (i) at any time with the consent of the Distributor, or (ii) without such consent when so required by the provisions of any statute or of any order, rule or regulation of any governmental body having jurisdiction; and

         (C) the Distributor, as agent, does not undertake to sell any specific amount of Shares of a Portfolio.

         FOURTH:

         (A) The public offering price of the Shares of a Portfolio shall be the net asset value per share of the applicable Shares. Net asset value per share shall be determined in accordance with the provisions of the Prospectus of the applicable Portfolio. The Distributor may establish a schedule of contingent deferred sales charges to be imposed at the time of redemption of the Shares, and such schedule shall be disclosed in the Prospectus of each Portfolio. Such schedule of contingent deferred sales charges may reflect variations in or waivers of such charges on redemptions of Shares, either generally to the public or to any specified class of investors and/or in connection with any specified class of transactions, in accordance with applicable rules and regulations and exemptive relief granted by the Securities and Exchange Commission, and as set forth in the Prospectus of the applicable Portfolio. The Distributor and the Fund shall apply any then applicable scheduled variation in or waiver of contingent deferred sales charges uniformly to all shareholders and/or all transactions belonging to a specified class.

         (B) The Distributor may pay to investment dealers and other financial institutions through whom Shares are sold, such sales commission as the Distributor may specify from time to time. Payment of any such sales commissions shall be the sole obligation of the Distributor.

         (C) No provision of this Agreement shall be deemed to prohibit any payments by the Fund to the Distributor or by the Distributor to investment dealers, financial institutions and 401(k) plan service providers where such payments are made under a distribution plan adopted by the Fund pursuant to Rule 12b-1 under the 1940 Act.

         (D) The Fund shall redeem the Shares from shareholders in accordance with the terms set forth from time to time in the Prospectus of each applicable Portfolio. The price to be paid to a shareholder to redeem the Shares shall be equal to the net asset value of the Shares being redeemed ("gross redemption proceeds"), less first, any applicable contingent deferred sales charge, calculated pursuant to the then applicable schedule of contingent deferred sales charges, and second, any applicable redemption fee as provided in the Prospectus, which redemption fee shall be retained by the Portfolio ("net redemption proceeds"). The Distributor shall be entitled to receive the amount of the contingent deferred sales charge that has been subtracted from gross redemption proceeds (the "CDSC"), provided that the Shares being redeemed were
(i) issued by a Portfolio during the term of this Agreement and any predecessor Agreement between the Fund or its predecessor and the Distributor or (ii) issued by a Portfolio during or after the term of this Agreement or any predecessor Agreement between the Fund or its predecessor and the Distributor in one or a series of free exchanges of Shares for Shares of another Portfolio, which can be traced to Shares initially issued by a Portfolio during the term of this Agreement, any predecessor Agreement or any other distribution agreement with the Distributor (the "Distributor's Earned CDSC"). The Fund shall pay or cause the Fund's transfer agent to pay the Distributor's Earned CDSC to the Distributor on the date net redemption proceeds are payable to the redeeming shareholder.

         (E) The Distributor shall maintain adequate books and records to identify Shares (i) issued by a Portfolio during the term of this Agreement and any predecessor Agreement between the Fund or its predecessor and the Distributor or (ii) issued by a Portfolio during or after the term of this Agreement or any predecessor Agreement between the Fund or its predecessor and the Distributor in one or a series of free exchanges of Shares for Shares of another Portfolio, which can be traced to Shares initially issued by a Portfolio during the term of this Agreement, any predecessor Agreement or any other distribution agreement with the Distributor and shall calculate the Distributor's Earned CDSC, if any, with respect to such Shares, upon their redemption. The Fund shall be entitled to rely on the Distributor's books, records and calculations with respect to the Distributor's Earned CDSC.

         FIFTH: The Distributor shall act as an agent of the Fund in connection with the sale and redemption of Shares. Except with respect to such sales and redemptions, the Distributor shall act as principal in all matters relating to the promotion of the sale of Shares and shall enter into all of its own engagements, agreements and contracts as principal on its own account. The Distributor shall enter into agreements with investment dealers and financial institutions selected by the Distributor, authorizing such investment dealers and financial institutions to offer and sell the Shares to the public upon the terms and conditions set forth therein, which shall not be inconsistent with the provisions of this Agreement. Each agreement shall provide that the investment dealer or financial institution shall act as a principal, and not as an agent, of the Fund.

         SIXTH: The Portfolio shall bear:

         (A) the expenses of qualification of Shares for sale in connection with such public offerings in such states as shall be selected by the Distributor, and of continuing the qualification therein until the Distributor notifies the Fund that it does not wish such qualification continued; and

         (B)      all legal expenses in connection with the foregoing.

         SEVENTH:

         (A) The Distributor shall bear the expenses of printing from the final proof and distributing the Prospectus for the Shares (including supplements thereto) relating to public offerings made by the Fund pursuant to such Prospectus (which shall not include the Prospectus, and supplements thereto, to be distributed to existing shareholders of the Shares), and any other promotional or sales literature used by the Distributor or furnished by the Distributor to dealers in connection with such public offerings, and expenses of advertising in connection with such public offerings.

         (B) Subject to the limitations, if any, of applicable law including the applicable rules of NASD Inc. regarding asset-based sales charges, the Fund on behalf of a Portfolio shall pay to the Distributor as a reimbursement for all or a portion of such expenses, or as reasonable compensation for distribution of the Shares, an asset-based sales charge in an amount equal to 0.75% per annum of the average daily net asset value of the Shares of such Portfolio from time to time (the "Distribution Fees"), such Distribution Fees to be payable pursuant to a distribution plan applicable to the Shares of the Fund adopted pursuant to Rule 12b-1 under the 1940 Act (the "Plan"). For purposes of this Agreement, the term "Distributor's 12b-1 Share" shall mean a percentage that shall be recomputed periodically (but not less than monthly) in accordance with Exhibit A to this

Agreement. The Distributor will be deemed to have performed all services required to be performed in order to be entitled to receive its Distributor's 12b-1 Share of the Distribution Fees with respect to Shares of each Portfolio upon the settlement of each sale of Shares (or shares of another portfolio from which the Share derives) taken into account in determining such Distributor's 12b-1 Share (including shares that derive from such Shares). The Distributor's 12b-1 Share of the Distribution Fees relating to each Portfolio shall accrue daily and be paid to the Distributor as soon as practicable after the end of each calendar month within which it accrues but in any event within 10 business days after the end of each such calendar month (unless the Distributor shall specify a later date in written instructions to the Fund) provided, however, that any notices and calculation required by Section EIGHTH: (B) and (C) have been received by the Fund.

         (C) The Distributor shall maintain adequate books and records to permit calculations periodically (but not less than monthly) of, and shall calculate on a monthly basis, the Distributor's 12b-1 Share of the Distribution Fees relating to each Portfolio to be paid to the Distributor. The Fund shall be entitled to rely on the Distributor's books, records and calculations relating to the Distributor's 12b-1 Share of the Distribution Fees relating to each Portfolio.

         EIGHTH:

         (A) The Distributor may, from time to time, assign, transfer or pledge ("Transfer") to one or more designees (each an "Assignee"), its rights to all or a designated portion of (i) the Distributor's 12b-1 Share of the Distribution Fees (but not the Distributor's duties and obligations pursuant hereto or pursuant to the Plan), and (ii) the Distributor's Earned CDSC, free and clear of any offsets or claims the Fund may have against the Distributor. Each such Assignee's ownership interest in a Transfer of a designated portion of a Distributor's 12b-1 Share of the Distribution Fees and a Distributor's Earned CDSC is hereinafter referred to as an "Assignee's 12b-1 Portion" and an "Assignee's CDSC Portion," respectively. A Transfer pursuant to this Section
EIGHTH: (A) shall not reduce or extinguish any claim of the Fund against the Distributor.

         (B) The Distributor shall promptly notify the Fund in writing of a Transfer pursuant to Section EIGHTH: (A) by providing the Fund with the name and address of each such Assignee.

         (C) The Distributor may direct the Fund to pay directly to an Assignee such Assignee's 12b-1 Portion and Assignee's CDSC Portion. In such event, the Distributor shall provide the Fund with a monthly calculation of (i) the Distributor's Earned CDSC and Distributor's 12b-1 Share of the Distribution Fees and (ii) each Assignee's 12b-1 Portion and Assignee's CDSC Portion, if any, for such month (the "Monthly Calculation"). The Monthly Calculation shall be provided to the Fund by the Distributor promptly after the close of each month or such other time as agreed to by the Fund and the Distributor which allows timely payment of the Distributor's 12b-1 Share of the Distribution Fees and Distributor's Earned CDSC and/or the Assignee's 12b-1 Portion and Assignee's CDSC Portion. The Fund shall not be liable for any interest on such payments occasioned by delayed delivery of the Monthly Calculation by the Distributor. In such event following receipt from the Distributor of (i) notice of Transfer referred to in Section EIGHTH: (B) and (ii) each Monthly Calculation, the Fund on behalf of each Portfolio shall make all payments directly to the Assignee or Assignees in accordance with the information provided in such notice and Monthly Calculation, on the same terms and conditions as if such payments were to be paid directly to the Distributor. The Fund shall be entitled to rely on the Distributor's notices and Monthly Calculations in respect of amounts to be paid pursuant to this Section EIGHTH: (C).

         (D) Alternatively, in connection with a Transfer the Distributor may direct the Fund to pay all of such Distributor's 12b-1 Share of the Distribution Fees and Distributor's Earned CDSC from time to time to a depository or collection agent designated by any Assignee, which depository or collection agent may be delegated the duty of dividing such Distributor's 12b-1 Share of the Distribution Fees and Distributor's Earned CDSC between the Assignee's 12b-1 Portion and Assignee's CDSC Portion and the balance of the Distributor's 12b-1 Share of the Distribution Fees (such balance, when distributed to the Distributor by the depository or collection agent, the "Distributor's 12b-1 Portion") and of the Distributor's Earned CDSC (such balance, when distributed to the Distributor by the depository or collection agent, the "Distributor's Earned CDSC Portion"), in which case only the Distributor's 12b-1 Portion and Distributor's Earned CDSC Portion may be subject to offsets or claims the Fund may have against the Distributor.

         (E) The Fund shall not amend the Plan to reduce the amount payable to the Distributor or any Assignee under Section SEVENTH: (B) hereof with respect to the Shares for any Shares which have been issued prior to the date of such amendment.

         NINTH: The Distributor will accept orders for the purchase of Shares only to the extent of purchase orders actually received and not in excess of such orders, and it will not avail itself of any opportunity of making a profit by expediting or withholding orders.

         TENTH: Pursuant to the Plan and this Agreement, the Distributor may receive and use a service fee in the amount of .25% of the average daily net assets of the Shares of a Portfolio to provide continuing personal shareholder services to customers who may, from time to time, directly or beneficially own Shares of such Portfolio, including but not limited to, distributing sales literature to customers, answering routine customer inquiries regarding the Portfolio, assisting customers in changing dividend options, account designations and addresses, and in enrolling in any of several special investment plans offered in connection with the purchase of Shares, assisting customers in the establishment and maintenance of customer accounts and records and in the placement of purchase and redemption transactions, assisting customers in investing dividends and capital gains distributions automatically in Shares and providing such other services as the Fund or the customer may reasonably request and the Distributor agrees to provide. The Distributor will not be obligated to provide services which are provided by a transfer agent for the Fund with respect to a Portfolio. The Distributor may provide the services described in this Section TENTH either directly or through third parties. Any agreement with a third party shall provide that the third party service provider shall act as principal, and not as an agent of the Fund.

         ELEVENTH: The Fund on behalf of the applicable Portfolio and the Distributor shall each comply with all applicable provisions of the 1940 Act, the Securities Act of 1933, as amended, and of all other federal and state laws, rules and regulations governing the issuance and sale of the Shares.

         TWELFTH:

         (A) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Distributor, the Fund shall indemnify the Distributor against any and all claims, demands, liabilities and expenses which the Distributor may incur under the Securities Act of 1933, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any registration statement or Prospectus of the Shares, or any omission to state a material fact therein, the omission of which makes any statement contained therein misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund in connection therewith by or on behalf of the Distributor. The Distributor shall indemnify the Fund and the Shares against any and all claims, demands, liabilities and expenses which the Fund or the Shares may incur arising out of or based upon (i) any act or deed of the Distributor or its sales representatives which has not been authorized by the Fund in its Prospectus or in this Agreement and (ii) the Fund's reliance on the Distributor's books, records, calculations and notices in Sections FOURTH: (E), SEVENTH: (C), EIGHTH: (B), EIGHTH: (C) and EIGHTH: (D).

         (B) The Distributor shall indemnify the Fund and the Shares against any and all claims, demands, liabilities and expenses which the Fund or the Shares may incur under the Securities Act of 1933, as amended, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any registration statement or Prospectus of the Shares, or any omission to state a material fact therein if such statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund in connection therewith by or on behalf of the Distributor.

         (C) Notwithstanding any other provision of this Agreement, the Distributor shall not be liable for any errors of the transfer agent(s) of the Shares, or for any failure of any such transfer agent to perform its duties.

         THIRTEENTH: Nothing herein contained shall require the Fund to take any action contrary to any provision of its Agreement and Declaration of Trust, as amended, or its charter or bylaws or to any applicable statute or regulation.

         FOURTEENTH: This Agreement shall become effective with respect to the Shares of each Portfolio on August 18, 2003, upon its approval by the Board of Trustees or Board of Directors of the Fund and by vote of a majority of the trustees or directors of the Fund who are not interested parties to this Agreement or "interested persons" (as defined in Section 2(a)(19) of the 1940
Act) of any party to this Agreement cast in person at a meeting called for such purpose, shall continue in force and effect until June 30, 2004, and from year to year thereafter, provided, that such continuance is specifically approved with respect to the Shares of each Portfolio at least annually (a)(i) by the Board of Trustees or Board of Directors of the Fund or (ii) by the vote of a majority of the outstanding Shares of such Portfolio, and (b) by vote of a majority of the trustees or directors of the Fund who are not parties to this Agreement or "interested persons" (as defined in Section 2(a)(19) of the 1940
Act) of any party to this Agreement cast in person at a meeting called for such purpose.

         FIFTEENTH:

         (A) This Agreement may be terminated with respect to the Shares of any Portfolio, at any time, without the payment of any penalty, by vote of the Board of Trustees or Board of Directors of the Fund or by vote of a majority of the outstanding Shares of such Portfolio, or by the Distributor, on sixty (60) days' written notice to the other party; and

         (B) This Agreement shall automatically terminate in the event of its assignment, the term "assignment" having the meaning set forth in Section 2(a)(4) of the 1940 Act; provided, that, subject to the provisions of the following sentence, if this Agreement is terminated for any reason, the obligations of the Fund and the Distributor pursuant to Sections FOURTH: (D),
FOURTH: (E), SEVENTH: (B), SEVENTH: (C), EIGHTH: (A) through (E) and TWELFTH:
(A) of this Agreement will continue and survive any such termination. Notwithstanding the foregoing, upon Complete Termination of the Plan (as such term is defined in Section 11 of the applicable Plan in effect at the date of this Agreement) with respect to Shares of a Portfolio, the obligations of the Fund in respect of Shares of such Portfolio pursuant to the terms of Sections
SEVENTH: (B), SEVENTH: (C), EIGHTH: (A), EIGHTH: (C), EIGHTH: (D) and EIGHTH:
(E) (with respect to payments of the Distributor's 12b-1 Share of the Distribution Fees and Assignee's 12b-1 Portion in respect of such Portfolio) of this Agreement shall terminate. A termination of the applicable Plan with respect to any or all Shares of any or all Portfolios shall not affect the obligations of the Fund pursuant to Sections FOURTH: (D), EIGHTH: (A), EIGHTH:
(C), EIGHTH: (D) and EIGHTH: (E) (with respect to payments of Distributor's Earned CDSC or Assignee's CDSC Portion) hereof or of the obligations of the Distributor pursuant to Section FOURTH: (E) or EIGHTH: (B) hereof.

         (C) The Transfer of the Distributor's rights to the Distributor's 12b-1 Share of the Distribution Fees or Distributor's Earned CDSC shall not cause a termination of this Agreement or be deemed to be an assignment for purposes of Section FIFTEENTH: (B) above.

         SIXTEENTH: Any notice under this Agreement shall be in writing, addressed and delivered, or mailed postage prepaid, to the other party at such address as the other party may designate for the receipt of notices. Until further notice to the other party, the addresses of each Fund and the Distributor is 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173.

         SEVENTEENTH: Notice is hereby given that, as provided by applicable law, the obligations of or arising out of this Agreement are not binding upon any of the shareholders of the Fund or any Portfolio individually, but are binding only upon the assets and property of the Fund or such Portfolio and that the shareholders shall be entitled, to the fullest extent permitted by applicable law, to the same limitation on personal liability as stockholders of private corporations for profit.

         EIGHTEENTH: This Agreement shall be deemed to be a contract made in the State of Delaware and governed by, construed in accordance with and enforced pursuant to the internal laws of the State of Delaware without reference to its conflicts of laws rules.

         NINETEENTH: This Agreement amends and restates the prior master distribution agreements in effect immediately prior to August 18, 2003 for each Portfolio listed on Exhibit A-1 and amends and restates that portion of the prior amended and restated master distribution plan and agreement that constituted a distribution agreement in effect immediately prior to August 18, 2003, which amended and restated the master distribution plan and agreement in effect from August 23, 2000, for each Portfolio listed on Schedule A-2 (collectively, the "Prior Distribution Agreements"), insofar as such Prior Distribution Agreements pertained to Shares of any Portfolio. For the avoidance of doubt, all service fees and all Distribution Fees and CDSCs (subject to the rights of any Assignee) payable under the Prior Distribution Agreements continue to be payable under this Agreement, whether initially payable to A I M Distributors, Inc. ("ADI") or to INVESCO Distributors, Inc. ("IDI"), IDI having assigned its rights under its Prior Distribution Agreement, subject to the rights of any Assignee, to ADI. Nothing herein is intended to affect the absolute assignment of rights in Distribution Fees and CDSCs under the Prior Distribution Agreements to any Assignee, and the Distributor will track such assigned Distribution Fees and CDSCs on the same basis as it tracks the Distributor's 12b-1 Share of the Distribution Fees as set forth on Exhibit A to this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate on the day and year first above written.

                                           Each FUND (listed on Schedule A-1 on
                                           behalf of the Shares of each
                                           Portfolio listed on Schedule A-1

                                           By: /s/ Kevin M. Carome
                                               ---------------------------------
                                               Name: Kevin M. Carome
                                               Title: Senior Vice President

                                           Each FUND (listed on Schedule A-2 on
                                           behalf of the Shares of each
                                           Portfolio listed on Schedule A-2

                                           By: /s/ Ronald L. Grooms
                                               ---------------------------------
                                               Name: Ronald L. Grooms
                                               Title: Treasurer

                                           A I M DISTRIBUTORS, INC.

                                           By: /s/ Micheal J. Cemo
                                               ---------------------------------
                                               Name: Micheal J. Cemo
                                               Title: CEO

                                  SCHEDULE A-1
                                       TO
                              AMENDED AND RESTATED
                          MASTER DISTRIBUTION AGREEMENT

         AIM ADVISOR FUNDS

         PORTFOLIOS

         AIM International Core Equity Fund
         AIM Real Estate Fund

         AIM EQUITY FUNDS

         PORTFOLIOS

         AIM Aggressive Growth Fund
         AIM Basic Value II Fund
         AIM Blue Chip Fund
         AIM Capital Development Fund
         AIM Charter Fund
         AIM Constellation Fund
         AIM Core Strategies Fund
         AIM Dent Demographic Trends Fund
         AIM Diversified Dividend Fund
         AIM Emerging Growth Fund
         AIM Large Cap Basic Value Fund
         AIM Large Cap Growth Fund
         AIM Mid Cap Growth Fund
         AIM U.S. Growth Fund
         AIM Weingarten Fund

         AIM FUNDS GROUP

         PORTFOLIOS

         AIM Balanced Fund
         AIM Basic Balanced Fund
         AIM European Small Company Fund
         AIM Global Utilities Fund
         AIM Global Value Fund
         AIM International Emerging Growth Fund
         AIM Mid Cap Basic Value Fund
         AIM New Technology Fund
         AIM Premier Equity Fund
         AIM Premier Equity II Fund
         AIM Select Equity Fund
         AIM Small Cap Equity Fund

         AIM GROWTH SERIES

         PORTFOLIOS

         AIM Basic Value Fund
         AIM Mid Cap Core Equity Fund
         AIM Small Cap Growth Fund

         AIM INTERNATIONAL FUNDS, INC.

         PORTFOLIOS

         AIM Asia Pacific Growth Fund
         AIM European Growth Fund
         AIM Global Aggressive Growth Fund
         AIM Global Growth Fund
         AIM International Growth Fund

         AIM INVESTMENT FUNDS

         PORTFOLIOS

         AIM Developing Markets Fund
         AIM Global Energy Fund
         AIM Global Financial Services Fund
         AIM Global Health Care Fund
         AIM Global Science and Technology Fund
         AIM Libra Fund

         AIM INVESTMENT SECURITIES FUNDS

         PORTFOLIOS

         AIM High Yield Fund
         AIM Income Fund
         AIM Intermediate Government Fund
         AIM Money Market Fund
         AIM Municipal Bond Fund
         AIM Total Return Bond Fund

         AIM SERIES TRUST

         PORTFOLIO

         AIM Global Trends Fund

         AIM SPECIAL OPPORTUNITIES FUNDS

         PORTFOLIOS

         AIM Opportunities I Fund
         AIM Opportunities II Fund
         AIM Opportunities III Fund

         AIM TAX-EXEMPT FUNDS

         PORTFOLIO

         AIM High Income Municipal Fund

                                  SCHEDULE A-2
                                       TO
                              AMENDED AND RESTATED
                          MASTER DISTRIBUTION AGREEMENT

    INVESCO BOND FUNDS, INC.

    PORTFOLIOS

    INVESCO High Yield Fund
    INVESCO Select Income Fund
    INVESCO Tax-Free Bond Fund
    INVESCO U.S. Government Securities Fund

    INVESCO COMBINATION STOCK & BOND FUNDS, INC.

    PORTFOLIOS

    INVESCO Balanced Fund
    INVESCO Core Equity Fund
    INVESCO Total Return Fund

    INVESCO COUNSELOR SERIES FUNDS, INC.

    PORTFOLIOS

    INVESCO Advantage Fund
    INVESCO Advantage Global Health Sciences Fund

    INVESCO INTERNATIONAL FUNDS, INC.

    PORTFOLIOS

    INVESCO European Fund
    INVESCO International Blue Chip Value Fund

    INVESCO MANAGER SERIES FUNDS, INC.

    PORTFOLIO

    INVESCO Multi-Sector Fund

    INVESCO MONEY MARKET FUNDS, INC.

    PORTFOLIO

    INVESCO Cash Reserves Fund

    INVESCO SECTOR FUNDS, INC.

    PORTFOLIOS

    INVESCO Energy Fund
    INVESCO Financial Services Fund
    INVESCO Gold & Precious Metals Fund
    INVESCO Health Sciences Fund
    INVESCO Leisure Fund
    INVESCO Real Estate Opportunity Fund
    INVESCO Technology Fund
    INVESCO Telecommunications Fund
    INVESCO Utilities Fund

    INVESCO STOCK FUNDS, INC.

    PORTFOLIOS

    INVESCO Dynamics Fund
    INVESCO Growth Fund
    INVESCO Growth & Income Fund
    INVESCO Mid-Cap Growth Fund
    INVESCO Small Company Growth Fund
    INVESCO Value Equity Fund

                                    EXHIBIT A

                  The Distributor's 12b-1 Share of the Distribution Fees in respect of the Shares of each Portfolio shall be 100 percent until such time as the Distributor shall cease to serve as exclusive distributor of the Shares of such Portfolio and thereafter shall be a percentage, recomputed first on the date of any termination of the Distributor's services as exclusive distributor of Shares of any Portfolio and thereafter periodically (but not less than monthly), representing the percentage of Shares of such Portfolio outstanding on each such computation date allocated to the Distributor in accordance with the following rules:

                  1. DEFINITIONS. For purposes of this Exhibit A defined terms used herein shall have the meaning assigned to such terms in the Distribution Agreement and the following terms shall have the following meanings:

                  "Commission Shares" shall mean shares of the Portfolio or another portfolio the redemption of which would, in the absence of the application of some standard waiver provision, give rise to the payment of a CDSC and shall include Commission Shares which due to the expiration of the CDSC period no longer bear a CDSC.

                  "Date of Original Issuance" shall mean, in respect of any Commission Share of any Portfolio, the date with reference to which the amount of the CDSC payable on redemption thereof, if any, is computed.

                  "Distributor" shall mean the Distributor.

                  "Free Exchange Transaction" shall mean a transaction in which shares of one portfolio (the "Redeeming Portfolio") are exchanged for shares of another portfolio (the "Issuing Portfolio") where, pursuant to the applicable constituent documents of the Issuing Portfolio, the shares issued by the Issuing Portfolio in exchange for the shares of the Redeeming Portfolio are deemed to have been acquired at the time when the exchanged shares of the Redeeming Portfolio were acquired (or deemed to have been acquired).

                  "Free Shares" shall mean, in respect of any Portfolio, each Share of such Portfolio other than any Commission Share.

                  "Omnibus Account" shall mean, in respect of any Portfolio, any account maintained by the transfer agent for such Portfolio reflecting the record ownership of Shares of such Portfolio by an entity who maintains sub-transfer agency records reflecting the actual beneficial ownership of such Shares in other persons or entities.

                  "Omnibus Shares" shall mean, in respect of any Portfolio, the Shares of such Portfolio held in the name of a broker-dealer street account on records maintained by the transfer agent for such Portfolio and for which such broker-dealer provides sub-transfer agency services.

                  "Other Distributor" shall mean each person appointed as the exclusive distributor for the Shares of the Portfolio after the Distributor ceases to serve in that capacity.

                  2. ALLOCATION RULES. In determining the Distributor's 12b-1 Share in respect of a particular Portfolio:

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

                  (a) Commission Shares: There shall be allocated to the Distributor and each Other Distributor all Commission Shares of such Portfolio which have a Date of Original Issuance which occurs during the period such Distributor or such Other Distributor, as the case may be, was the exclusive distributor for the Shares of the Portfolio, determined in accordance with the transfer agent records maintained for such Portfolio.

                  (b) Free Shares (other than Omnibus Shares): A Free Share (other than an Omnibus Share) of any Portfolio will be attributed to the Distributor and each Other Distributor in accordance with the transfer agent reports of the transfer agent for such Portfolio.

                  (c) Omnibus Shares: Omnibus Shares of any Portfolio which are Free Shares outstanding on any date shall be attributed to the Distributor and each Other Distributor pursuant to the following rules:

                           (i) For purposes of the attribution of Omnibus Shares of a Portfolio which are Free Shares, such attributions shall be made separately for the Omnibus Shares held in each individual Omnibus Account of such Portfolio, and the result of each such separate computation shall be aggregated to provide the total Free Shares attributable to the Distributor and each Other Distributor.

                           (ii) Free Shares which are Omnibus Shares and issued (other than in connection with Free Exchange Transaction) during any calendar month shall be attributed to the Distributor and each Other Distributor as of the end of such calendar month in a number computed as follows:

                                    A x (B/C)

                  where:

                  A= Omnibus Shares which are Free Shares issued (other than in connection with a Free Exchange Transaction) during such calendar month.

                  B=       Commission Shares and Free Shares which are
                           Omnibus Shares deemed to be attributed to the Distributor or such Other Distributor, as the case may be, and outstanding as of the close of business on the last day of the immediately preceding calendar month in accordance with this paragraph (C).

                  C= Total number of Commission Shares and Free Shares which are Omnibus Shares outstanding as of the close of business on the last day of the immediately preceding calendar month.

                           (iii) Free Shares which are Omnibus Shares and redeemed (other than in connection with a Free Exchange Transaction) during any calendar month shall be attributed to the Distributor and each Other Distributor as of the end of such calendar month in a number computed as follows:

                                    A x (B/C)

                  where:

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

                  A= Omnibus Shares which are Free Shares redeemed (other than in connection with a Free Exchange Transaction) during such calendar month.

                  B= Free Shares which are Omnibus Shares deemed to be attributed to the Distributor or such Other Distributor, as the case may be, and outstanding as of the close of business on the last day of the immediately preceding calendar month in accordance with this paragraph (c).

                  C=       Total number of Free Shares which are Omnibus
                           Shares outstanding as of the close of business on the last day of the immediately preceding calendar month in accordance with this paragraph (c).

                           (iv) Free Shares which are Omnibus Shares exchanged into or out of a specific Portfolio during any calendar month (such amount, which may be a positive or negative number, the "Net Exchange Shares") shall be computed as follows:

                                  A - B - C + D

                  where:

                  A=       Total number of Free Shares which are Omnibus
                           Shares outstanding as of the close of business on the last day of the current calendar month.

                  B=       Total number of Free Shares which are Omnibus
                           Shares outstanding as of the close of business on the last day of the immediately preceding calendar month.

                  C= Total number of Free Shares which are Omnibus Shares and issued during the current calendar month and allocated among the Distributor and such Other Distributor in accordance with clause (ii) immediately above.

                  D=       Total number of Free Shares which are Omnibus
                           Shares and redeemed during the current calendar month and allocated among the Distributor and such Other Distributor in accordance with clause (iii) immediately above.

                  The amount of Net Exchange Shares computed for a given calendar month shall be attributed to the Distributor and each Other Distributor as of the end of such calendar month in a number computed as follows:

                                    E x (F/G)

                  where:

                  E= Total number of Net Exchange Shares computed in a given month as of the close of business on the last day of the current calendar month.

                  F= Free Shares which are Omnibus Shares deemed to be attributed to the Distributor and such Other Distributor, as the case may be, and outstanding as of the close of business on the last day of the immediately preceding calendar month in accordance with this paragraph (c).

                  G=       Total number of Free Shares which are Omnibus
                           Shares outstanding as of the close of business on the last day of the immediately preceding calendar month.

                  (d) General: For purposes of the foregoing, Shares of each Portfolio will be deemed to be issued, redeemed, exchanged and converted to class A shares in accordance with the rules used by the transfer agent for each such Portfolio.

                  For purposes of paragraph (c) above, if the form of any transfer agent report of the transfer agent for any Portfolio or the practices or capabilities of such transfer agent in respect of any Portfolio, change after July 31, 2003 and as a result of such changes the attributions of Free Shares (other than Omnibus Shares) contemplated by paragraph (c) above no longer reach results which are consistent with the results obtained under this Exhibit A if the form of such transfer agent report or the practices or capability of such transfer agent had not changed, then at the request of the Distributor, and Other Distributor or any third party (a "Transferee") that has obtained an interest in the Distributor's 12b-1 Share of the Distribution Fees for such Portfolio, the Distributor, each other Distributor, the Fund and the Transferee shall negotiate in good faith to cause the transfer agent for such Portfolio to generate transfer agent reports or to adjust this Exhibit A as may be necessary to reach results consistent with those that would have been produced if such report had not changed; provided, that if such parties cannot reach agreement on such modifications within a reasonable period of time after the date of any such change, such parties shall submit the question to arbitration in accordance with the commercial arbitration rules of the American Arbitration Association and the decision reached by the arbitrator shall be final and binding.

                  The Fund shall use its best efforts to assure that the transfer agent and the sub-transfer agents for each Portfolio maintain the data necessary to implement the foregoing rules. If, notwithstanding the foregoing, the transfer agents or sub-transfer agents for such Portfolio are unable to maintain the data necessary to implement the foregoing rules as written, or if the transfer agent or sub-transfer agents seek to change allocation methods after the date of this Agreement (or any later date on which a sub-transfer agent is permitted to allocate shares consistent with documentation with any Transferee), or if the Distributor shall cease to serve as exclusive distributor of the Shares of the Portfolio, the Distributor and the Fund agree to negotiate in good faith with each other, with the transfer agents and sub-transfer agents for such Portfolio and with any third party that has obtained an interest in the Distributor's 12b-1 Share of the Distribution Fees in respect of such Portfolio with a view to arriving at mutually satisfactory modifications to the foregoing rules designed to accomplish substantially identical results on the basis of data which can be made available.

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